 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2015

PLURISTEM THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-31392	98-0351734
(Commission File Number)	(IRS Employer Identification No.)

MATAM Advanced Technology Park Building No. 5 Haifa, Israel	31905
(Address of Principal Executive Offices)	(Zip Code)

011 972 74 7107171
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 25, 2015, Pluristem Therapeutics Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Maxim Group LLC (“Maxim”), pursuant to which Maxim agreed to serve as the lead placement agent in a registered direct public offering of the Company’s securities.  On June 25, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several institutional investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers, in a registered direct offering (the “Offering”), an aggregate of 6,800,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”) and warrants (the “Warrants”) to purchase up to 4,080,000 shares of Common Stock (the Warrants together with the Shares, the “Units”). The price per Unit is $2.50, and the exercise price of the Warrants is $2.85. The Warrants will be exercisable immediately following the closing of the Offering for a period of 5 years. The closing of the sale of the Units is expected to occur on or about June 30, 2015, subject to the satisfaction of customary closing conditions.   The gross proceeds to the Company from the Offering, before deducting Maxim’s fees and expenses and the Company’s estimated Offering expenses, are approximately $17,000,000.

The Units will be issued pursuant to a prospectus supplement dated June 25, 2015, which will be filed with the Securities and Exchange Commission (“SEC”) in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-199303), which became effective on October 30, 2014, and the base prospectus dated October 30, 2014 contained in such registration statement.  This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For its services in the Offering, Maxim will receive a fee in an amount up to 6% of the gross proceeds raised in the Offering and an expense allowance of up to $40,000.

Copies of the Letter Agreement, form of Common Stock Purchase Warrant and the form of Purchase Agreement are filed as Exhibits 1.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing summaries of such documents are subject to, and qualified in their entirety by reference to, such exhibits. The Letter Agreement and the Purchase Agreement contain representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreements, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward looking statements are based upon the Company’s present intent, beliefs or expectations, but forward looking statements are not guaranteed to occur and may not occur for various reasons, including some reasons which are beyond the Company’s control. For example, this Current Report on Form 8-K states that the Offering is expected to close on or about June 30, 2015. In fact, the closing of the Offering is subject to various conditions and contingencies as are customary in securities purchase agreements in the United States. If these conditions are not satisfied or the specified contingencies do not occur, this Offering may not close. For this reason, among others, you should not place undue reliance upon the Company’s forward looking statements. Except as required by law, the Company undertakes no obligation to revise or update any forward looking statements in order to reflect any event or circumstance that may arise after the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

1.1	Letter Agreement, dated as of June 25, 2015, between the Company and Maxim Group LLC.
4.1	Form of Common Stock Purchase Warrant dated June 25, 2015.
5.1	Opinion of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP.
10.1	Form of Securities Purchase Agreement, dated June 25, 2015 between the Company and the Purchasers in the Offering.
23.1	Consent of Zysman, Aharoni, Gayer and Sullivan & Worcester LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM THERAPEUTICS INC.

Date: June 25, 2015	By:	/s/ Yaky Yanay
Name: Yaky Yanay
Title: Chief Financial Officer, Secretary, Chief Operating Officer and President